SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary proxy statement ☒ Definitive proxy statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITRON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party

(4) Date Filed:

Your prompt return of the enclosed proxy card will save the postage expense of additional mailings. Your immediate attention to these materials is greatly appreciated.

March 23, 2009

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the Itron, Inc. 2009 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

At:	Principal Executive Offices of the Company Itron, Inc. — in the Atrium 2111 N. Molter Road Liberty Lake, Washington 99019

On:	Tuesday, May 5, 2009

Time:	8:00 a.m., local time

For our shareholders’ convenience, we will provide a continental breakfast beginning at 7:30 a.m. At that time, shareholders will also have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m.

We have elected to deliver our proxy materials to the majority of our shareholders over the Internet. This new delivery process will provide the information shareholders need in a manner that conserves natural resources and lowers delivery costs. On March 23, 2009, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) that provides instructions on how to access our Notice of Annual Meeting of Shareholders, the Proxy Statement, and our Annual Report to Shareholders. The Notice also contains instructions on how to vote online or by telephone, and includes instructions on how to receive a paper copy of the proxy materials by mail, if desired. On or about March 27, 2009, we expect to mail this proxy statement and the enclosed proxy card to certain shareholders.

Whether or not you plan to attend the annual meeting, please take the time now to read the proxy statement and vote by telephone, the internet, or by mail so that you are assured of an opportunity to vote on all matters scheduled to come before the meeting. You may revoke your proxy at any time before it is exercised. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

Sincerely,

LeRoy D. Nosbaum
Chairman and Chief Executive Officer

Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019-9469; (509) 924-9900 or (800) 635-5461

ITRON, INC.

2111 N. Molter Road

Liberty Lake, Washington 99019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the principal executive offices of Itron, Inc., in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Tuesday, May 5, 2009, for the following purposes:

(1)	to elect three directors to the Itron, Inc. Board of Directors;

(2)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

(3)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on February 27, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER ANNUAL MEETING TO BE HELD ON MAY 5, 2009:

Our proxy statement and our Annual Report to Shareholders are available at http://bnymellon.mobular.net/bnymellon/itri (for registered shareholders) and at http://bnymellon.mobular.net/bnymellon/itri_beneficial (for beneficial shareholders whose stock is held in street name (by a broker, bank or other nominee)).

Your vote is very important. To ensure representation at the annual meeting, shareholders are urged to vote as promptly as possible. To vote your shares, please refer to the instructions on the proxy card or voting instruction form, or review the section titled “Voting” beginning on page one of the accompanying proxy statement. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By order of the Board of Directors,

John W. Holleran
Corporate Secretary

Liberty Lake, Washington

March 23, 2009

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39

LIST OF SHAREHOLDERS OF RECORD	39

ANNUAL REPORT AND FINANCIAL STATEMENTS	39

SHAREHOLDER PROPOSALS FOR 2010	39

OTHER INFORMATION	40

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2009 Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of Itron, Inc. (Itron, or the Company), in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Tuesday, May 5, 2009, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. We expect to mail this proxy statement and accompanying proxy to certain of our shareholders on or about March 27, 2009. The majority of our shareholders were mailed a Notice of Internet Availability of Proxy Materials, as described below, on or about March 23, 2009.

Internet Availability of Annual Meeting Materials

Under new SEC rules, Itron has elected to make its proxy materials available over the Internet rather than mailing paper copies of those materials to every shareholder. On March 23, 2009, we mailed to the majority of our shareholders a Notice of Internet Availability of Proxy Materials directing shareholders to the web site noted below where they can access our proxy materials and view instructions on how to vote via the Internet or by phone.

The following proxy materials are available for you to review online at http://bnymellon.mobular.net/bnymellon/itri_beneficial:

■	The Company’s 2009 Proxy Statement;

■	The Proxy Card;

■	The Company’s Annual Report to Shareholders for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials); and

■	Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the SEC.

Matters to Be Considered at the Annual Meeting

At the annual meeting, we will consider and vote on the following matters:

(1)	the election of three directors for terms of three years (until 2012);

(2)	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

(3)	such other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on February 27, 2009, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 36,776,197 shares of our common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the three directors to be elected and one vote on each other matter to be voted on at the annual meeting. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of (i) the election of the nominees for director and (ii) the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Quorum and Voting

Each shareholder is entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted only for purposes of determining the presence of a quorum.

You may vote your shares in one of several ways, depending upon how you own your shares.

Registered Shareholders

Vote by Internet (by going to http://www.proxyvoting.com/itri and following the voting instructions); by toll-free telephone (1-866-540-5760); or by mail (by using the paper copy of the proxy materials sent to you) by marking, signing, dating, and mailing the enclosed proxy card in the postage-paid envelope.

Beneficial Shareholders

If your shares are held in the name of a broker, bank or other nominee, follow the voting instructions from the holder of record to vote your shares.

Proposal One: each nominee for director is elected by the vote of the majority of the votes cast with respect to that director’s election. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will not be counted. There will be no broker non-votes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

Proposal Two: the appointment of the Company’s independent registered public accounting firm for 2009 will be ratified if the majority of the votes cast are in favor of the proposal. Abstentions from voting will not be counted. There will be no broker non-votes on the ratification of the Company’s independent registered public accounting firm because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the annul meeting, the shares represented by the proxy will be voted FOR proposal one and FOR proposal two, and in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked by:

■	submitting a later-dated proxy for the same shares at any time before the proxy is voted;

■	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote; or

■	attending the annual meeting and voting in person.

If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, whichever is applicable to your earlier vote, and follow the directions for changing your vote. If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Proxy Solicitation Costs

We have retained Georgeson, Inc., 199 Water Street, 26th Floor, New York, NY 10038, to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $6,500 plus expenses. Proxies may be solicited by personal contact, mail, telephone, or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers, and employees may also solicit proxies personally or by telephone, without additional compensation.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors (Board) is divided into three classes, with each director holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, three directors are to be elected for a term of three years (until 2012) or until his or her successor is duly elected and qualified. Unless authority is withheld, the persons named as proxies in the accompanying proxy card will vote for the election of the nominees listed below. If any of the nominees becomes unavailable to serve, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Our Board has nominated each of the following persons for election as a director to serve until 2012. Each nominee is currently a director and has indicated that he or she is willing and able to continue to serve as a director.

Michael B. Bracy

Kirby A. Dyess

Graham M. Wilson

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE THREE NOMINEES FOR DIRECTOR.

Nominees to Serve until 2012 (Class 2)

Michael B. Bracy (age 67) has been a director since 1992. Until his retirement in 1997, Mr. Bracy was executive vice president, chief financial officer, and a director of NorAm Energy Corp. (NorAm), previously known as Arkla, Inc., an integrated natural gas company engaged in gathering and processing natural gas, inter-and-intra-state pipeline transportation and retail natural gas distribution. Mr. Bracy serves on the board of directors of TEPPCO Partners, L.P., a New York Stock Exchange (NYSE) traded public limited partnership.

Kirby A. Dyess (age 62) has been a director since 2006. Ms. Dyess is a principal in Austin Capital Management LLC where she invests in and assists early stage companies. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years in various executive and management positions at Intel Corporation, most recently serving as corporate vice president and director of operations for Intel Capital and vice president and director of new business development. Ms. Dyess serves on the board of directors of Merix Corporation, a NASDAQ traded company, and the boards of the following other privately-held companies: Complí, Inc. and Prolifiq SW Inc. She serves on the Oregon Board of Higher Education and is a member of the governing board of Oregon Health Sciences University.

Graham M. Wilson (age 64) has been a director since 1990. Mr. Wilson has been sole shareholder and chairman of GraWil Consultants Inc., a management and financial consultant firm, since 2002. Prior to that, he was employed by Westcoast Energy Inc., an integrated energy company, where he held the positions of executive vice president and chief financial officer, and president and CEO, Services. Mr. Wilson also serves on the boards of directors of British Columbia Ferries Services Inc., Naikun Wind Energy Group Inc., and Daylight Energy Trust, and is a trustee of Hardwoods Distribution Income Trust.

Directors Continuing in Office until 2010 (Class 3)

Thomas S. Glanville (age 50) has been a director since 2001. Mr. Glanville has been managing partner of both Eschelon Energy Partners, LP, an energy industry-focused private equity firm, and Eschelon Advisors, a financial and strategic consulting firm to energy/utility industry principals, since 2003. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. He currently serves on the boards of directors of Chroma Exploration and Production, Inc. and Strand Energy, L.L.C., both Eschelon Energy Partners’ portfolio companies.

Sharon L. Nelson (age 62) has been a director since 2003. Ms. Nelson is an attorney and served as chief of the Consumer Protection Division of the Washington State Attorney General’s Office from 2003 to 2006, and as director of the Shidler Center for Law, Commerce, and Technology at the University of Washington from 2000 to 2003. In addition, Ms. Nelson has been a consultant to both corporations and nonprofit organizations specializing in advice on public policy and regulation. In the past she has served as chair of the Washington Utilities and Transportation Commission and as president of the National Association of Regulatory Utility Commissioners. She currently serves as vice-chairman of the board of trustees of the North American Electric Reliability Corporation (NERC), and is a member of the National Commission on Energy Policy.

LeRoy D. Nosbaum (age 62) has been a director and our chief executive officer since 2000, and chairman of the board since 2002. Mr. Nosbaum joined the Company in 1996 and had executive responsibilities for manufacturing, product development, operations, and marketing before he was promoted to chief executive officer. Before joining Itron, Mr. Nosbaum was executive vice president and general manager of Metricom, Inc.’s UtiliNet Division. Prior to joining Metricom, he was employed by Schlumberger, Ltd., a company whose electric metering division was acquired by Itron in 2004. In March 2009, Mr. Nosbaum was elected to the Board of Directors of Esterline Technologies Corporation, a NYSE traded company. Effective March 31, 2009, Mr. Nosbaum will retire as our Chief Executive Officer but will remain on the Board and serve as its Executive Chairman until December 31, 2009.

Malcolm Unsworth (age 59) was appointed a director by the Board on December 15, 2008. He has served as President and Chief Operating Officer of the Company since April 2008, and effective March 31, 2009, will succeed LeRoy Nosbaum as President and Chief Executive Officer. Prior to that time, beginning in April 2007, Mr. Unsworth served as Sr. Vice President and Chief Operating Officer for Actaris. He joined Itron in July of 2004 as Sr. Vice President, Hardware Solutions, when Itron acquired Schlumberger Electricity Metering. Mr. Unsworth spent 25 years with Schlumberger in a variety of management positions in the electric, gas, water, and systems businesses.

Directors Continuing in Office until 2011 (Class 1)

Jon E. Eliassen (age 62) has been a director since 1987. Mr. Eliassen is managing director of Terrapin Capital Group, LLP, an asset management and private equity firm. Prior to forming Terrapin, he was president and chief executive officer of the Spokane Area Economic Development Council and held numerous positions within Avista Corporation, an energy company involved in the production, transmission, and distribution of energy, before retiring in 2003 as senior vice president and chief financial officer. He serves on the board of directors of Red Lion Hotels Corporation, a NYSE traded company headquartered in Spokane, Washington.

Charles H. Gaylord, Jr. (age 63) has been a director since 2006. Mr. Gaylord is a private technology investor focusing on software and communications. Until his retirement in 1994, Mr. Gaylord was executive vice president for Intuit Inc., a leading developer of personal and small business finance software programs such as “Quicken” and “QuickBooks.” From 1990 to 1993 he served as chairman and chief executive officer of ChipSoft, Inc., publisher of the tax preparation software program “TurboTax”. Mr. Gaylord is a member of the board of directors of Proximetry Inc. and a member of the advisory board of Technology Crossover Ventures I, an investment firm that invests solely in private and public information technology companies.

Gary E. Pruitt (age 59) has been a director since 2006. Mr. Pruitt is chairman and chief executive officer of Univar N.V., a chemical distribution company, and has been associated with Univar and related entities since 1978. Since January 2002, he has also been chairman of the board of Vopak N.V., a Dutch company providing global services that store and handle liquid oil products, chemicals, vegetable oils, and liquefied gases. Mr. Pruitt also serves on the board of directors of Public Storage, Inc., a NYSE traded company, and Premera Blue Cross.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as well as the skill level required of members of the Board.

During the 2008 fiscal year, directors who were not officers of the Company received an annual retainer of $70,000, with $40,000 paid in cash and $30,000 paid in shares of our common stock. Members of the Audit/Finance Committee received an additional annual retainer of $8,000, paid in cash, and each of our committee chairs received an additional annual retainer of $10,000, paid half in cash and half in shares of our common stock.

New non-employee directors receive an initial option grant to purchase 5,000 shares of our common stock as of the date of the director’s initial election or appointment to the Board, with vesting over a three-year period. Beginning in 2008, each non-employee director also receives an annual, non-qualified stock option to purchase 1,000 shares of our common stock, fully vested on the date of grant, on the first trading day of each January. These options have ten year terms. Shares of our common stock and options granted to non-employee directors that are issued as compensation are issued under our Amended and Restated 2000 Stock Incentive Plan. In December 2008, at the recommendation of our Compensation Committee, the Board elected to forego the January 2009 annual stock option grants.

We have adopted stock ownership guidelines for our non-employee directors. We expect these directors to purchase (or hold) shares equal to three times the annual cash retainer fee (currently $40,000) within three years from their initial appointment or election as a director. All of the non-employee directors currently hold the number of shares set forth in the guidelines, with the exception of one director who has been on the Board for less than three years and who is making progress towards attaining the guideline goal. In addition, we require our non-employee directors to hold the initial stock options granted to them upon their election or appointment to the Board, until they are no longer active members of our Board.

The following table sets forth the annual compensation of our non-employee directors for 2008. Employee directors do not receive any separate compensation for their services as a director.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($) (6)	($) (7) (8)	($)	($)	($)	($)
Mike Bracy	40,000	29,879	35,326				105,205
Ted DeMerritt (1)	20,000	14,970	35,326				70,296
Kirby Dyess (2)	49,000	34,792	82,739				166,530
Jon Eliassen (3) (4)	53,000	34,792	35,326				123,118
Charles Gaylord	40,000	29,879	82,739				152,618
Thomas Glanville (3)	48,000	29,879	35,326				113,205
Sharon Nelson (3)	44,000	29,879	35,326				109,205
Gary Pruitt	40,000	29,879	73,688				143,567
Graham Wilson (5)	53,000	34,792	35,326				123,118

(1)	Mr. DeMerritt retired as a director effective May 6, 2008.

(2)	Chairman of the Compensation Committee. `

(3)	Member of the Audit/Finance Committee.

(4)	Chairman of the Corporate Governance Committee.

(5)	Chairman of the Audit/Finance Committee.

(6)

The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123 (R), Share-based Payments, which is also equal to the grant date fair value of the stock awards granted in 2008 because the awards were fully vested at grant. See Note 10 of the consolidated financial statement in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.

(7)

The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123 (R), Share-based Payments, and thus include amounts from awards granted in and prior to 2008. See Note 10 of the consolidated financial statement in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards. Based on the assumptions used to value the options granted to non-employee directors in 2008, the grant date fair value of these options totaled $35,326 for each non-employee director.

(8)

As of December 31, 2008 the following directors had the following options outstanding: M. Bracy – 20,500; T. DeMerritt – 1,000; K. Dyess – 6,000; J. Eliassen – 3,500; C. Gaylord – 6,000; T. Glanville – 22,000; S. Nelson – 3,500; G. Pruitt – 6,000; G. Wilson – 19,250.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2008.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
	(a)	(b)		(c)
Equity Compensation Plans Approved by Shareholders (1)	1,685,393	$51.53	(2)	842,562	(1)(3)
Equity Compensation Plans Not Approved by Shareholders	—	—		—

Total	1,685,393	$51.53	(2)	842,562	(1)(3)

(1)

Under the Amended and Restated 2000 Stock Incentive Plan (Plan), the Company may grant stock awards, stock units, performance shares, and performance units (collectively Awards) in addition to stock options.

(2)	The weighted-average exercise price pertains only to outstanding options and excludes 312,877 shares issuable upon vesting of outstanding Awards.

(3)	This number includes 533,705 shares available for issuance under the Plan and 308,857 shares available for issuance under the 2002 Employee Stock Purchase Plan.

ITEM 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of its Audit/Finance Committee, has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2009, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Company’s shareholders for their views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Representatives of Ernst & Young LLP will be present at the annual meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION

OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2009

CORPORATE GOVERNANCE

Corporate Governance Principles

The Company has adopted Corporate Governance Principles, which are available on the Company’s website, www.itron.com, by selecting the sections “Investors” and then “Corporate Governance.”

Board Matters

Our business, property, and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer (CEO) and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the Board and its Committees.

In accordance with our Corporate Governance Principles, directors are expected to attend the Company’s annual meeting of shareholders. All of our directors attended the 2008 annual meeting of shareholders. During 2008, the Board of Directors met six times. Each of the directors attended at least 75% of the meetings of the Board and of each committee of which he or she was a member during the periods in which they were directors or members of such committees.

Lead Independent Director

The Board has appointed Jon Eliassen as lead independent director. Candidates for lead independent director are chosen from the independent directors of the Board and elected by the independent directors. The lead independent director is the designated committee chair of the Corporate Governance Committee and chairs the sessions of the independent directors, which are typically held following each board meeting. In addition to corporate governance duties, the lead independent director is responsible for taking the lead role in annually reviewing the performance of the CEO, the search process for a new CEO should that become necessary, and the annual performance review of the Board and individual board members. Additional responsibilities include acting as an advisor to the CEO, as a mediator in disputes between the Board and the CEO, and as a mentor to new Board members.

Committees of the Board of Directors

We have three committees to assist the Board in fulfilling its responsibilities: Audit/Finance, Compensation, and Corporate Governance. Each of the three committees operates under a written charter that has been approved by the Board. The current charters of each of the three committees are available on our website, www.itron.com, by selecting “Investors” and then “Corporate Governance”. The committee charters are reviewed annually and are updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.

Audit/Finance Committee

The Audit/Finance Committee monitors our accounting practices, internal accounting controls and financial results, and has sole authority to retain, compensate, and terminate our independent auditors. The Audit/Finance Committee members are Sharon Nelson, Jon Eliassen, Tom Glanville, and Graham Wilson, who serves as Chair. The Corporate Governance Committee has determined that all members of the Audit/Finance Committee are independent under SEC rules and the listing standards of the NASDAQ Global Select Market (NASDAQ). The Corporate Governance Committee has also determined that Messrs. Eliassen, Glanville, and Wilson are each an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit/Finance Committee held nine meetings during 2008.

Compensation Committee

The Compensation Committee is responsible for making recommendations to the Board for our CEO’s total annual and long-term incentive compensation and setting compensation levels for our other executive officers. It also oversees the administration of various incentive compensation and benefit plans, and performs any other functions regarding compensation that the Board may delegate. The members of the Compensation Committee are Charles Gaylord, Gary Pruitt, Mike Bracy, and Kirby Dyess, who serves as Chair. The Corporate Governance Committee has determined that all members of the Compensation Committee are independent under SEC rules and NASDAQ listing standards. The Compensation Committee held six meetings during 2008.

Under its charter, the Committee has complete discretion to invite other individuals to its meetings, including external advisors to provide information, analysis, and advice to assist in the fulfillment of the Committee’s responsibilities. These external advisors do not have a vote. The Committee takes these recommendations into account, as well as the other considerations discussed in “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis,” in determining executive compensation. See also the “Overview” section of the “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” in this proxy statement regarding the Committee’s responsibilities.

Corporate Governance Committee

The Corporate Governance Committee is responsible for reviewing corporate governance issues, soliciting recommendations for candidates for the Board of Directors, determining the independence of the directors serving on the Board, making recommendations to the Board regarding such candidates, and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. See “Director Nominations and Qualifications” below regarding our policies with regard to director candidates recommended by shareholders. The members of the Corporate Governance Committee are Graham Wilson, Gary Pruitt, Mike Bracy, and Jon Eliassen, who serves as Chair. The Corporate Governance Committee has determined that all of the non-employee directors of the Board are independent under SEC rules and NASDAQ listing standards. The Corporate Governance Committee held three meetings during 2008.

Director Nominations and Qualifications

In accordance with the Company’s Amended and Restated Bylaws, to nominate a director for election to the Board at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Secretary of the Company at the Company’s executive offices no fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

■	the name and address of the shareholder;

■	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

■	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

■	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

■	name and address;

■	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable SEC rules;

■	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

■	the consent of such nominee to serve as a director, if elected.

Other directors and senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee evaluates director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration certain criteria including the nominee’s understanding of the Company’s financial objectives, strategies, risks, and growth opportunities in view of the nature of the Company, its stage of development, its future strategic vision, and its current business needs. In the event of a shareholder recommendation, the Corporate Governance Committee screens and evaluates the person recommended in the same manner as other candidates. In addition, the Committee determines if the proposed director nominee will have sufficient time available to carry out his or her Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company or any subsidiary of the Company, including the chief executive officer and chief financial officer, and is available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance.” In addition, we have adopted policies and procedures for reporting and investigating suspected violations of the Code of Conduct. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics or provisions of the code of conduct, that applies to the chief executive officer or the chief financial officer, by posting such information on its website, www.itron.com.

Shareholder Communications with the Board

The Company’s Board provides a process whereby shareholders may contact the Board or any committee as a group or any committee chair or individual director, by email addressed to boardofdirectors@itron.com. Shareholders should clearly specify in each communication the name of the directors to whom the communication is addressed. Shareholders may also write to the Board or any committee as a group or any committee chair or individual director by sending the communication to: Itron, Inc., Attn: Corporate Secretary, 2111 N. Molter Road, Liberty Lake, WA 99019. Communications may also be submitted through our website at www.itron.com by selecting “Investors” and then “Corporate Governance” and then “Contact the Board”.

Shareholder communications are delivered directly to the Secretary of the Company, who then determines whether to forward such communications to the specified director addressees. You can access a description of the process that the Corporate Secretary uses for determining whether to forward shareholders’ communications to directors at our website, www.itron.com, by selecting “Investors” and then “Corporate Governance” and then “Contact the Board”.

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2010 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR 2010” in this proxy statement. Shareholders wishing to nominate directors should follow the procedures specified under “CORPORATE GOVERNANCE – Director Nominations and Qualifications” in this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Related Persons

There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2008. Under its charter, the Corporate Governance Committee of the Board is responsible for reviewing and approving any related person transactions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

As the leading technology provider and critical source of knowledge to the global energy and water industries, we rely on our executives to lead the Company to success. As a result, our compensation policy is to align our executives’ compensation directly with the success of our customers, the Company, and the interests of our shareholders.

The Compensation Committee (Committee) of our Board provides overall guidance for our executive compensation plans, policies and programs, and determines the components of compensation for each of our executive officers. Our goal is to attract, motivate, retain, and reward key executives by designing our executive compensation programs to be comparable to the compensation of a peer group of companies we have identified. We also align our executive compensation with the long-term interests of our shareholders.

Michael Bracy, Charles Gaylord, Jr., Kirby Dyess, and Gary Pruitt are members of the Committee. Ms. Dyess, the Committee Chair, has served on the Board since 2006 and was elected Chair of the Committee on May 5, 2008. Each member of the Committee qualifies as an independent director under SEC rules and NASDAQ listing standards, as well as the independence requirements established by the Board. In addition, each member is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee approves the compensation of our named executive officers (executive(s) or NEOs), except for our Chief Executive Officer (CEO). The Committee recommends and submits the compensation of the CEO to the entire Board for its approval, and the CEO does not participate in that Board decision. The Committee has authority under its charter to retain, compensate, and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. It also has authority under its charter to form and delegate its authority to subcommittees, and may delegate authority to one or more designated members of the Board or to Company officers. In designing the executive compensation programs, the Company and the Committee have each engaged the services of compensation consultants as needed. During 2008, the Company retained the services of Pearl Meyer & Partners, who assisted with the review of executive compensation. The Committee periodically requests executives to be present at Committee meetings where executive compensation, Company, and individual performances are discussed and evaluated. Executives are free to provide insight, suggestions, or recommendations regarding executive compensation during meetings or at other times; however, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other executive officers.

The Committee made no material changes in 2008 to our compensation structure or philosophy regarding our executives.

Compensation Philosophy & Structure

Our compensation philosophy is to provide compensation to our executives that:

■	is commensurate with the performance of the Company;

■	is competitive with the market in order to attract, retain, and motivate our executive team; and

■	provides long-term incentives through long-term equity appreciation.

Additionally, we are a leader in our industry in large part due to our executive management, so we compensate our executives at a competitive level that will ensure continued executive leadership and strong competitive position within our industry.

We use three main components of compensation:

■

Base Salary – base pay that takes into account an individual’s role and level of responsibilities, prior experience, breadth of knowledge, and levels of pay among executives in similar positions within the marketplace;

■	Annual Incentives – variable pay that is designed to reward attainment of annual business and financial goals, with target award opportunities generally expressed as a percentage of base salary; and

■

Long-Term Incentives – stock options and restricted stock units with time-based and performance-based features that are designed to reward executives for attaining financial goals, but also to encourage executive retention during the vesting period, which we believe helps preserve shareholder value.

We believe these three elements of compensation provide a well-proportioned mix of security-oriented compensation, retention value, equity interest, and variable compensation, all of which supports our short-term and long-term financial performance objectives. It is our belief that as much as 60% or more of an executive’s total compensation should be variable compensation which is tied to the Company’s financial performance. In addition, since equity awards increase in value with improvement in the Company’s stock price, our equity compensation plans are closely aligned with the interests of our shareholders.

The Committee has discretion to change all forms of incentive payouts (annual and long-term) based on the performance of the individual or the Company. This includes both decreasing payouts for significant shortfalls and approving special awards to individual executives for significant achievements, including superior financial performance, strategic accomplishments, or consummation of mergers, acquisitions, or dispositions. In August of 2008, the Committee granted an award of 6,000 RSUs to John Holleran, our Senior Vice President, General Counsel and Corporate Secretary, which RSUs vest incrementally in three years, 33 1/3% on each of August 26, 2009, 2010, and 2011. For 2008, the Committee did not change any payouts under existing annual or long-term incentive plans.

Peer Data

In determining compensation levels for our executives, all forms of compensation and benefits are considered and are used to evaluate an executive’s total compensation. Our Committee compares these levels with competitive market data, which is determined using a defined peer group of companies. Our peer group, for compensation comparative purposes, is comprised of 14 U. S. and international companies that are technology companies with a balance of both hardware and software components similar to ours, as well as other companies who may compete for our executives. Our peer group is structured to be similar to us in terms of revenue size, with revenues ranging from $200 million to $5.7 billion and a median of $1.7 billion. In addition, the Committee considers our financial and stock performance in comparison with the companies in the peer group. The peer group used in determining 2008 compensation included the following companies:

Ametek, Inc.	Mueller Water Products, Inc.

Badger Meter, Inc.	National Instruments Corp.

Cooper Industries Ltd.	PerkinElmer, Inc.

Diebold Inc.	Quanta Services, Inc.

ESCO Technologies Inc.	Roper Industries, Inc.

Esterline Technologies Corp.	Tektronix, Inc.

Molex, Inc.	Valmont Industries, Inc.

The peer group information is supplemented with compensation survey data, which provides position-based compensation levels across broad industry segments. The surveys help us establish a range of salaries for our executives that are competitive within our peer group. Once we have determined a satisfactory salary range, we then look at individual performances, contributions, and responsibilities in order to determine the base salary for each of our executives. In 2008, to assist in determining general compensation practices, the Committee reviewed compensation surveys provided by our consultant, Pearl Meyer & Partners. These surveys were conducted by the consulting firms of Watson Wyatt, who covered approximately 1,500 companies, and by Mercer, who covered more than 2,500 companies.

The Committee generally targets base salaries at the 50th percentile of market competitive levels, and targets annual and long-term incentives between the 50th and 75th percentile of market competitive levels, assuming financial performance goals are achieved at target. We target our annual and long-term incentives at higher market percentiles than the base salaries to encourage performance that will result in long-term increases in shareholder value.

Base Salary

The base salaries for our executives are determined by reviewing competitive pay levels from market data for similar positions, level of responsibility, and prior experience. Salary levels and proposed increases for executives are reviewed annually by the Committee. Adjustments are based on several factors, including new roles or responsibilities within the Company, compensation of other executives within the Company, the executive’s significant impact on strategic goals, competitive compensation, and Company performance. Our CEO’s salary is determined by the full Board after recommendation from the Committee. Although salaries are generally targeted at the 50th percentile of peer group levels, the Committee may also take into account historical compensation, the potential impact the executive has on our performance, strategic goals, and special recruiting situations.

In December 2007, the Committee (and the Board for the CEO) established the following 2008 base salaries for our NEOs:

■	LeRoy Nosbaum – $825,000
■	Steven Helmbrecht – $400,000
■	Malcolm Unsworth – $430,000 (Mr. Unsworth’s salary was increased to $520,000 on April 15, 2008, to reflect his new responsibilities as President and COO.)
■	Philip Mezey – $400,000
■	John Holleran – $350,000

The base salaries for Messrs. Nosbaum, Helmbrecht, and Holleran increased in 2008 by approximately 27%, 25% and 17%, respectively, due to an overall increase in responsibilities resulting from our acquisition of Actaris that substantially increased the size and global scope of the Company’s business. Mr. Mezey, Senior Vice President and COO – Itron North America, did not receive an increase in his base salary, and Mr. Unsworth’s increase of approximately 21% during the year was due to his promotion and resulting increase in responsibilities as President and COO of the Company. Base salaries for 2008 were generally at the 50th percentile target identified by the Committee.

Annual Incentives

The annual incentive component of compensation payable to our executives is based on a percentage of the executive’s base salary at year end. If an executive changes position during the year, the annual incentive may be pro-rated to reflect changes in annual incentive target compensation due to changes in scope of responsibility. The percentage varies among executives and is determined based upon the individual’s responsibilities and position. This annual incentive program provides the executives the opportunity to receive a cash incentive award that is contingent on our financial performance for the year. The length of each performance period is one calendar year. In the first quarter of each year, the Committee works with management to establish the annual performance targets for that calendar year or performance period for each of our executives, except our CEO. The CEO’s targets are established and recommended by the Committee for approval by the entire Board.

In February 2008, the Committee and the Board (for the CEO) approved the annual performance measures and related award opportunities by position. Depending on the executive’s position, the performance measures were based on the annual achievement of either non-GAAP operating income (as defined below) worldwide (the entire Company), non-GAAP operating income for Actaris, and/or non-GAAP operating income for Itron North America, less corporate unallocated expenses. The level of attainment for each performance measure is generally separated into these three levels: threshold, target, and maximum, and is based on a sliding scale. If the threshold level of performance for a particular year, or performance period, is not achieved, management is not entitled to any awards. The following represents the performance measures established for the 2008 performance period, along with the award opportunity for each NEO (expressed as a percentage of the NEO’s base salary):

	Performance Target	Award Opportunity (% of Salary)
Metric: non-GAAP Operating Income – Worldwide
LeRoy Nosbaum – CEO
Threshold	$240.0 million	75.0%
Target	$256.0 million	100.0%
Maximum	$276.0 million	200.0%
Malcolm Unsworth – President & COO
Threshold	$240.0 million	75.0%
Target	$256.0 million	100.0%
Maximum	$276.0 million	200.0%
Steven Helmbrecht – Senior Vice President & CFO
Threshold	$240.0 million	56.0%
Target	$256.0 million	75.0%
Maximum	$276.0 million	150.0%
John Holleran – Senior Vice President, General Counsel & Corporate Secretary
Threshold	$240.0 million	56.0%
Target	$256.0 million	75.0%
Maximum	$276.0 million	150.0%
Philip Mezey – Senior Vice President & COO – North America (50%)
Threshold	$240.0 million	28.0%
Target	$256.0 million	37.5%
Maximum	$276.0 million	75.0%
Metric: non-GAAP Operating Income – North America, Less Corporate Unallocated Expense
Philip Mezey – Senior Vice President & COO – North America (50%)
Threshold	$70.2 million	28.0%
Target	$77.1 million	37.5%
Maximum	$88.2 million	75.0%

The Committee selected non-GAAP operating income as the performance measure for the annual incentive plan because we believe this metric is the best tool to reflect the performance of the Company in a manner that shareholders understand and consider important. Non-GAAP operating income is defined as GAAP operating income, adding back amortization of intangibles, in-process R&D and restructuring charges (if any). Although such events have occurred in the past and may recur in future periods, we believe they are driven by events (such as acquisitions and restructurings) that occur infrequently and are not directly related to our ongoing core operations. In April 2008, Mr. Unsworth was promoted to President and COO, from Senior Vice President and COO-Actaris. Therefore, for the first four months of 2008, his performance targets were based on non-GAAP operating income for Actaris. For the remaining eight months of 2008, Mr. Unsworth’s performance targets were based on worldwide non-GAAP operating income and his opportunity at target was increased to 100% of his new base salary. The performance measures and award opportunities related to Actaris are not included in the table above, because none of them were attained.

Performance targets for 2008 were set to require performance significantly beyond that of the prior year. Achievement at the maximum level represents a superior performance outcome, which we believe is fully deserving of a maximum incentive payout.

The Committee and the Board (for the CEO) reviewed our 2008 performance with respect to non-GAAP operating income and determined that the results were less than the threshold level. Accordingly, no annual bonuses were earned by our NEOs for 2008.

Long-Term Incentives

We believe that equity compensation is an effective means of creating a long-term link between the compensation provided to our executives and the gains realized by our shareholders, by providing compensation that is at-risk and directly tied to the Company’s performance. As a result, executives are eligible to receive stock options and performance-based restricted stock units (RSUs) under the Company’s Amended and Restated 2000 Stock Incentive Plan and the annual Long-Term Performance Plan. The issuance of these awards under our equity-based plan supports our performance-based compensation philosophy, fosters executive stock ownership, and focuses our executive team on increasing value for our shareholders. Under the Amended and Restated 2000 Stock Incentive Plan, as amended and approved by our shareholders in 2007, the Committee has the authority to grant a variety of long-term incentive and equity awards. Such awards may include, but are not limited to, incentive stock options and nonqualified stock options, as well as stock awards, restricted stock awards, and restricted stock units. Presently, we are targeting a mix of options and restricted stock units.

We do not time equity grants (RSUs or stock options) to cause executives to benefit from the release of material non-public information, nor do we time those releases, either before or after fixed grant dates, to benefit our executives.

Stock Option and RSU Grants

The Committee continues to use options as a portion of long-term incentive compensation for our NEOs because it believes options encourage retention and align the executives’ interests with those of our shareholders, since the options are only of value if our stock price increases over time. The number of options granted to an executive is determined by a number of factors, including current market conditions, the Company’s financial performance, the executive’s position, responsibility and performance, and retention. All outstanding options to executives incorporate the following features:

■	The term of the grant does not exceed 10 years;

■	The exercise price equals the fair market value of our common stock on the date of grant; and

■	The vesting period is generally three years (33 1/3% each year).

Historically, annual stock option grants to executives have been made in May at the time of our annual meeting of shareholders. From time to time the Committee may also grant options in connection with an acquisition, employee promotion, or to newly hired employees. When determining the number of options to be awarded, the Committee considers peer data compensation for the respective position, the make-up of the individual’s other compensation, and the individual’s specific job performance.

On May 5, 2008, the Committee and the Board (for the CEO) granted the following options to our NEOs with an exercise price of $95.78 per share, representing the closing price of our common stock on that day:

■	LeRoy Nosbaum – CEO – 90,000

■	Malcolm Unsworth – President and COO – 30,000
■	Steven Helmbrecht – Senior VP and CFO – 20,000
■	John Holleran – Senior VP, General Counsel and Corporate Secretary – 20,000
■	Philip Mezey – Senior VP and COO – Itron North America – 20,000

Long-Term Performance Plan – 2008 (LTPP)

The Committee has also approved the LTPP, which is a performance-based plan that provides another opportunity for executives to earn equity awards. The LTPP provides for performance-based awards that are contingent on the attainment of certain performance goals determined each year by the Committee. The length of the performance period is one year, unless otherwise determined by the Committee. At the beginning of the performance period, goals are recommended by management and approved by the Committee and the Board (for the CEO). The performance goals are determined based on the expected financial performance of the Company. In determining the appropriate goals, we may also consider proposed acquisitions, financing, or other major projects that could potentially have a material impact on our financial performance. The Committee reviews performances at the end of the year and, depending on the level of performance, RSUs may be issued to executives. RSUs that are issued, if any, have a three year vesting period.

The level of attainment for each performance measure under the LTPP is generally separated into the following three levels: threshold, target, and maximum, and is based on a sliding scale. Awards to be earned are based on a percentage of the executive’s base salary at the beginning of the performance period and are converted into RSUs by dividing the dollar amount of the award by the fair market value of our common stock on the first business day of the performance year. If the threshold level for the performance period is not achieved, executives will not be entitled to an award unless the Committee makes a special determination. To date, the Committee has not granted an LTPP award when performance for any given year has not met the threshold level required in the LTPP. The RSUs cliff vest three years following the date of grant and each RSU is the equivalent of one share of common stock.

At the end of the performance year, the Committee and the Board (for the CEO) review the actual results of the Company compared with the predetermined goals and approve the RSUs to be awarded, if any. We believe LTPP targets should require performance significantly beyond that of the prior year so that achievement will be commensurate with the investment returns of our shareholders. Achievement at the maximum level represents a superior performance outcome, which we believe is fully deserving of a maximum award payout.

In February 2008, the Committee and the Board (for the CEO) approved award opportunities for our CEO, LeRoy Nosbaum, our Senior VP and CFO, Steven Helmbrecht, and our Senior VP, General Counsel, and Corporate Secretary, John Holleran, that were equally weighted between the following two performance measures: worldwide (the entire Company) free cash flow, and worldwide non-GAAP net income. At the same time, the Committee approved for Malcolm Unsworth, who was at that time our Senior VP and COO-Actaris, and for Philip Mezey, our Senior VP and COO-Itron North America, award opportunities that were equally weighted between the following two performance measures: worldwide (the entire Company) free cash flow and revenue for their respective operating segment. Upon his promotion in April 2008 (effective for compensation purposes on May 1, 2008), Mr. Unsworth’s award opportunity measurement was changed to be equally weighted between worldwide (the entire Company) free cash flow, and worldwide non-GAAP net income, and his performance at target was increased to 100% of base pay.

We use non-GAAP net income as a measurement because we believe shareholders prefer this form of comparative measurement and we use free cash flow because it relates to lower debt and represents a metric used by businesses worldwide. Free cash flow was calculated as GAAP cash flow from operations, less the acquisition of property, plant, and equipment. Non-GAAP net income was calculated as GAAP net income, excluding expenses for amortization of intangibles, in-process research and development, restructuring, and amortization of debt placement fees, which we believe are not indicative of our core business.

The following represents the performance measures established for 2008 under the LTPP, along with the award opportunity for each executive (expressed as a percentage of the executive’s base salary and the respective number of RSUs attainable):

	Metrics:		Award Opportunity (% of Salary)	No. of RSUs
	Worldwide Free Cash Flow	Non-GAAP Net Income
LeRoy Nosbaum – CEO
Threshold	$119.2 million	$101.8 million	50.0%	4,300
Target	$145.6 million	$124.4 million	100.0%	8,600
Maximum	$152.3 million	$130.1 million	115.0%	9,890

Malcolm Unsworth – President & COO – May 1 to December 31, 2008
Threshold	$119.2 million	$101.8 million	50.0%	1,805
Target	$145.6 million	$124.4 million	100.0%	3,610
Maximum	$152.3 million	$130.1 million	115.0%	4,150

Steven Helmbrecht – Senior Vice President & CFO
Threshold	$119.2 million	$101.8 million	37.5%	1,565
Target	$145.6 million	$124.4 million	75.0%	3,130
Maximum	$152.3 million	$130.1 million	86.3%	3,600

John Holleran – Senior Vice President, General Counsel & Corporate Secretary
Threshold	$119.2 million	$101.8 million	37.5%	1,370
Target	$145.6 million	$124.4 million	75.0%	2,740
Maximum	$152.3 million	$130.1 million	86.3%	3,150

	Metrics:		Award Opportunity (% of Salary)	No. of RSUs
	Worldwide Free Cash Flow	Segment Revenue

Malcolm Unsworth – Senior Vice President & COO – Actaris – Jan 1 to April 30, 2008
Threshold	$119.2 million	€815.9 million	37.5%	560
Target	$145.6 million	€997.3 million	75.0%	1,120
Maximum	$152.3 million	€1,042.6 million	86.3%	1,290

Philip Mezey – Senior Vice President & COO – North America
Threshold	$119.2 million	$565.0 million	37.5%	1,565
Target	$145.6 million	$690.6 million	75.0%	3,130
Maximum	$152.3 million	$722.0 million	86.3%	3,600

In February 2009, the Committee and the Board (for the CEO) reviewed our performance for 2008 and determined that awards were earned by our NEOs under the 2008 LTPP, as indicated below (expressed as a percentage of the executive’s base salary at the beginning of the performance period and the respective number of RSUs earned):

	Metrics:
	Worldwide Free Cash Flow	Non-GAAP Net Income	Award %	RSUs Earned
LeRoy Nosbaum – CEO
Results	$129.7 million	$117.6 million
Award	36.9%	44.0%	80.90%	6,957

Malcolm Unsworth – President & COO – May 1 to December 31, 2008 *
Results	$129.7 million	$117.6 million
Award	36.9%	44.0%	80.90%	2,920

Steven Helmbrecht – Senior Vice President & CFO
Results	$129.7 million	$117.6 million
Award	36.9%	44.0%	80.90%	2,532

John Holleran – Senior Vice President, General Counsel & Corporate Secretary
Results	$129.7 million	$117.6 million
Award	36.9%	44.0%	80.90%	2,217

	Metrics:
	Worldwide Free Cash Flow	Segment Revenue	Award %
Malcolm Unsworth – Senior Vice President & COO – Actaris – Jan 1 to April 30, 2008 *
Results	$129.7 million	€871.0 million
Award	36.9%	34.1%	71.0%	795

Philip Mezey – Senior Vice President & COO – North America
Results	$129.7 million	$628.2 million
Award	36.9%	40.1%	77.0%	2,409

*	Note: The total RSUs awarded for Mr. Unsworth for 2008 equals 3,715.

As indicated in the table above, worldwide free cash flow and worldwide non-GAAP net income results exceeded threshold, as did revenue for Actaris and revenue for Itron North America. Therefore, under the terms of the 2008 LTPP, the NEOs were eligible to receive a portion of their target award opportunity which was paid in RSUs, with three-year cliff vesting.

Perquisites and Other Benefits

The following details other compensation and perquisites offered to our executives. These perquisites and other benefits support our overall goal to attract, motivate, retain, and reward our key executives. You may refer to the “EXECUTIVE COMPENSATION TABLES – Summary Compensation Table” in this proxy statement for specific amounts paid by us for perquisites to our NEOs in 2008.

Executive Deferred Compensation Plan

Our executives are eligible to participate in the Company’s Executive Deferred Compensation Plan. The plan allows executives to defer up to 50% of their base salary and 50% of their annual incentive into a nonqualified account. Executives are also permitted to elect to defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that such plan could satisfy the nondiscrimination requirements applicable to it. For 2008, the Company made a matching contribution to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during the year. The executives’ account balances are adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) plan (but do not include a Company stock fund). In 2008, the plan was amended and restated to comply with the requirements of Section 409A of the Internal Revenue Code.

Flexible Benefit Plan

In lieu of providing extensive perquisites, our executives are provided with a total annual allowance up to a maximum of 3% of the executive’s base salary. The allowance can be used for any of the following products or services:

■	Financial planning
■	Tax preparation
■	Legal counseling
■	Medical costs
■	Life insurance
■	Long-term disability insurance
■	Home office or security

Other Benefits

We do not maintain any defined benefit or supplemental retirement programs for our NEOs. Executives are eligible to participate in our 401(k) plan, which is generally available to all U.S. employees. The 401(k) plan provides our employees, including executives, with a 50% company match on the first 6% of compensation deferred, subject to qualified plan limits.

Our executives may also participate in other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, disability insurance, and accidental death and dismemberment insurance.

Due to his participation in our International Assignment Program (Program) while he was living abroad in Belgium as our Senior Vice President and COO-Actaris, Mr. Unsworth was reimbursed under the terms of the Program for certain relocation and cost of living expenses, and for additional Belgium and U.S. income and social taxes incurred as a result of his assignment there. See “EXECUTIVE COMPENSATION TABLES – Summary Compensation Table” in this proxy statement.

Employment Agreements

We do not have employment agreements with our NEOs. We are aware that such agreements are in place at many of our peer group companies for their executives. We also recognize that implementation of such agreements may positively affect our ability to attract and retain key executives in the future and therefore we have discussed implementing such agreements. However, to date no action has been taken by the Committee.

Change in Control Agreements

We have entered into change in control agreements with each of our executives to encourage their full attention and dedication to the Company and to provide them with reasonable compensation and benefits in the event of a change in control. Under these agreements, we and each of our executives have agreed that, in the event the executive is terminated during one or two years after a change in control, depending on the executive, the executive will be entitled to certain payments and benefits, as described under “Potential Payments upon Change in Control – Change in Control Agreements” in this proxy statement.

Compensation Policies

Stock Ownership Guidelines & Policies

In 2006, we adopted stock ownership guidelines to encourage our key executives to own our stock at least equal in value to two to four times each NEO’s base salary. Common stock, restricted stock awards, restricted stock units, and stock held in the Executive Deferred Compensation Plan, 401(k) Plan, and Employee Stock Purchase Plan all count towards satisfaction of the guidelines; however, unexercised stock options do not. We annually review the level of stock ownership of each executive. The following provides the current guidelines for each of our NEOs:

■	CEO – four times base salary

■	President and all Senior Vice Presidents – three times base salary

Based on a 12-month rolling average of our stock value of $84.27 per share (at January 2, 2009), our NEOs have either met this guideline or, in accordance with the terms of the policy, are making satisfactory progress towards meeting the guideline.

We also prohibit executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Financial Restatement

We do not have any plans, policies, or agreements that specifically require recoupment of awards if performance measures are not achieved. However, under Section 304 of Sarbanes-Oxley, if we are required to restate our financials due to material noncompliance with any financial reporting requirement as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during those 12 months.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of the compensation vehicles we use. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants as required by Statement of Financial Accounting Standards No. 123(R) are reviewed.

We generally seek to maximize the tax deductibility for all elements of compensation. For example, Section 162(m) of the Internal Revenue Code (Code) generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the next three highest compensated officers (other than the CFO). Under the current tax laws, exceptions are made for qualified performance-based compensation. Our stock options and LTPP awards are structured to meet the definition of performance-based compensation under Section 162(m). We intend to maximize the effective tax consequences of our executive compensation plans and consequently we are evaluating the implementation of a compensation process and plan for executives that would qualify for the favorable tax treatment under Section 162(m) of the Code and would replace our current annual incentive plan. Any such qualified plan would be submitted to the shareholders for their consideration and approval. In addition, the Committee retains the right to grant awards that do not qualify for the performance-based compensation exception if the Committee determines further compensation is appropriate in order to support our compensation philosophy with respect to our executives.

Compensation Planning for Fiscal Year 2009

This section describes certain compensation decisions and actions effective subsequent to the end of fiscal year 2008.

Base Salaries

In light of the cost containment initiatives we have implemented, management recommended, and the Committee and the Board (for the CEO) agreed, that there would be no increases in the base salaries for 2009 for our NEOs. See below “Election of New CEO”. Current base salaries for our NEOs are generally at the 50th percentile target identified by the Committee.

Long-Term Incentives – LTPP Awards

To contain costs and expenses in light of the current economic conditions, the Committee (and the Board for the CEO) has deferred the consideration and implementation of any long-term incentive plan and awards for our executives in 2009. The Committee has the discretion to review executive compensation, including base salary, annual incentives, and long-term incentives at any time.

Election of New CEO

On February 12, 2009, our Board elected Malcolm Unsworth to succeed LeRoy Nosbaum as Chief Executive Officer, effective March 31, 2009. Mr. Nosbaum will remain on the Board and serve as its Executive Chairman until December 31, 2009.

In connection with his promotion to CEO (and President), Mr. Unsworth was granted an incentive stock option to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $57.96 per share, the fair market value of our stock on February 13, 2009. The option vests 33 1/3% on each of February 13, 2010, 2011, and 2012, and expires on February 13, 2019.

Also in connection with his promotion, Mr. Unsworth’s base salary was increased from $520,000 to $650,000, effective March 31, 2009. On the same date, Mr. Nosbaum’s base salary will be reduced from $825,000 to $425,000.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 Proxy Statement.

Compensation Committee

Kirby Dyess, Chair

Gary Pruitt

Michael Bracy

Charles Gaylord

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding compensation of the Company’s NEOs. The amounts shown include amounts deferred at the executive’s election. All numbers are rounded to the nearest dollar.

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
		($)	($) (1)	($) (1)	($) (2)	($)	($)		($)
LeRoy Nosbaum	2008	824,327	379,526	1,389,044	0	0	24,390	(3)	2,617,287
Chairman/CEO	2007	650,000	257,436	570,531	0	0	19,608		1,497,575
	2006	650,000	193,380	261,993	514,800	0	17,320		1,637,493

Steve Helmbrecht	2008	399,615	133,958	524,750	0	0	31,590	(3)	1,089,913
Senior Vice President and CFO	2007	300,000	89,497	463,225	0	0	20,224		872,947
	2006	300,000	66,994	379,397	148,500	0	6,600		901,491

Malcolm Unsworth (4)	2008	493,615	180,387	610,680	0	0	657,330	(3)	1,942,012
President and Chief Operating Officer	2007	377,423	115,637	544,464	372,075	0	252,881		1,662,480
	2006	300,000	66,994	463,827	148,500	2,480	22,707		1,004,508

Philip Mezey	2008	400,000	140,943	524,750	0	0	25,926	(3)	1,091,619
Chief Operating Officer – Itron North America	2007	370,385	98,742	469,908	0	0	22,336		961,371
	2006	300,000	64,207	404,998	148,500	1,662	22,006		941,373

John Holleran	2008	349,807	132,153	532,416	0	0	17,400	(3)	1,031,776
Senior Vice President and General Counsel

(1)

For 2008, these columns reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123 (R), for awards granted under our Long-Term Performance Plan and Amended and Restated 2000 Stock Incentive Plan and thus include amounts from awards granted in and prior to 2008. See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying the valuation of these equity awards.

(2)	For 2008, this column reflects the cash awards earned by the NEO’s under our annual incentive program.

(3)	The amounts shown under “All Other Compensation” consist of the following:

Name	Financial Planning (6)	Tax Preparation (6)	Legal Counseling (6)	Medical Costs (6)	Additional Life Insurance (6)		Long-Term Disability (6)	Home Office (6)	401(k) Company Contributions	Executive Deferred Comp. Plan Company Match
LeRoy Nosbaum	$4,000	$5,140	$1,810	$2,679	$2,076		$0	$0	$6,900	$0
Steve Helmbrecht	0	701	0	3,226	6,000		1,525	1,248	6,900	11,988
Malcolm Unsworth	2,900	0	0	4,937	4,542		0	521	6,900	25,971
Philip Mezey	0	75	0	4,107	1,169		160	1,516	6,900	12,000
John Holleran	0	6,975	0	316	0		0	3,209	6,900	0

Name	Club Fees	Relocation Costs (7)	Expatriate Housing (7)	Cost of Living Allowance (7)	Expatriate Tax Benefit (7)		Transportation Allowance (7)
LeRoy Nosbaum	$1,785	$0	$0	$0	$0		$0
Steve Helmbrecht	0	0	0	0	0		0
Malcolm Unsworth	0	24,829	9,481	68,422	501,490	(5)	7,338
Philip Mezey	0	0	0	0	0		0
John Holleran	0	0	0	0	0		0

(4)	Mr. Unsworth was elected President and Chief Operating Officer of the Company effective April 15, 2008.

(5)

Represents tax equalization equal to any additional Belgium or US income and social taxes incurred as a result of Mr. Unsworth’s assignment in Belgium for the time he was living abroad before his promotion to President and COO.

(6)

Represents amounts reimbursed by Itron under our Executive Flex Benefit Plan, which allows executives to be reimbursed for certain services not to exceed in the aggregate 3% of the executive’s base salary.

(7)	Paid pursuant to the International Assignment Program for Mr. Unsworth for the time he was living abroad before his promotion to President and COO.

2008 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the NEOs during 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
LeRoy Nosbaum	n/a	$412,500	$825,000	$1,650,000	n/a	n/a	n/a	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	4,300	8,600	9,890	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	n/a	n/a	n/a	4,216	(3)	n/a	n/a	$263,584
	5/5/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a		90,000	$95.78	$3,528,828

Steve Helmbrecht	n/a	$150,000	$300,000	$600,000	n/a	n/a	n/a	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	1,565	3,130	3,600	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	n/a	n/a	n/a	1,459	(3)	n/a	n/a	$91,217
	5/5/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a		20,000	$95.78	$784,184

Malcolm Unsworth	n/a	$229,585	$459,170	$918,340	n/a	n/a	n/a	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	2,365	4,730	5,440	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	n/a	n/a	n/a	3,136	(3)	n/a	n/a	$196,063
	5/5/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a		30,000	$95.78	$1,176,276

Philip Mezey	n/a	$150,000	$300,000	$600,000	n/a	n/a	n/a	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	1,565	3,130	3,600	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	n/a	n/a	n/a	2,235	(3)	n/a	n/a	$139,732
	5/5/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a		20,000	$95.78	$784,184

John Holleran	n/a	$131,250	$262,500	$525,000	n/a	n/a	n/a	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	1,370	2,740	3,150	n/a		n/a	n/a	n/a
	2/14/2008	n/a	n/a	n/a	n/a	n/a	n/a	1,459	(3)	n/a	n/a	$91,217
	5/5/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a		20,000	$95.78	$784,184
	8/26/2008	n/a	n/a	n/a	n/a	n/a	n/a	6,000	(4)	n/a	n/a	$609,840

(1)

Represents threshold, target, and maximum opportunity under the Company’s annual incentive program for fiscal year 2008. Our annual incentive program is discussed under the caption “Annual Incentives” in the Compensation Discussion and Analysis.

(2)

Range of possible payouts under the Long-Term Performance Plan for fiscal year 2008 performance cycle; awards earned under the Long-Term Performance Plan are paid in restricted stock units. Payout ranges were approved by the Compensation Committee on February 14, 2008. The actual number of RSUs issued was determined by the Compensation Committee on February 12, 2009 for the following executives: L. Nosbaum – 6,957; S. Helmbrecht – 2,532; M. Unsworth – 3,715; P. Mezey – 2,409; and J. Holleran – 2,217. Our Long-Term Performance Plan is discussed under the caption “Long-Term Incentives” in the Compensation Discussion and Analysis.

(3)	RSUs earned under the Long-Term Performance Plan for the fiscal year 2007 performance cycle, granted February 14, 2008.

(4)	RSUs granted under our Amended and Restated 2000 Stock Incentive Plan.

(5)	Amounts shown in this column reflect the number of options granted to each named executive under our Amended and Restated 2000 Stock Incentive Plan.

The non-equity incentive awards included in this table and also set forth in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation,” represent the annual incentive component of our executives’ compensation. These potential payout awards are paid in cash as a percentage of each of the executive’s salary, based upon achievement of certain pre-determined performance criteria. See “Annual Incentives” under the “Compensation Discussion and Analysis” section. As previously stated, none of these awards were issued for 2008 because none of the performance measures were attained.

The equity incentive plan awards represent awards under the Company’s annual Long-Term Performance Plans (LTPP) for the 2008 performance cycle. The awards were paid out in 2009 in the form of restricted stock units (RSUs) that are subject to three-year cliff vesting. The number of RSUs granted is determined in accordance with the pre-determined performance criteria set forth in the LTPP for 2008. Each unit represents one share of our common stock. See “Long-Term Incentives” under the “Compensation and Discussion Analysis” section.

The RSUs granted to Mr. Holleran were granted under the Company’s Amended and Restated 2000 Stock Incentive Plan. The awards vest in three equal annual installments beginning in August 2009. See “Long-Term Incentives – Stock Option and RSU Grants” under the “Compensation and Discussion Analysis” section.

Consistent with our compensation philosophy, over 60% of our executives’ compensation is considered to be incentive-based. See “Compensation Philosophy and Structure” under the” Compensation Discussion and Analysis” section.

Our President and COO, Malcolm Unsworth, served as Senior VP and COO-Actaris until April 15, 2008 and was eligible to participate in our International Assignment Program (Program). Under this Program, for the time he was residing in Belgium, Mr. Unsworth was provided relocation assistance, cost of living adjustments, housing and utilities assistance, moving expense reimbursement, transportation allowance for vehicle leasing, and reimbursement for an international driver’s license, income tax services, and tax equalization costs equal to any additional Belgium or U.S. income and social taxes incurred as a result of Mr. Unsworth’s assignment in Belgium. See “EXECUTIVE COMPENSATION TABLES – Summary Compensation Table under the “Compensation and Discussion Analysis” section.

2008 Outstanding Equity Awards at Fiscal Year End Table

The following table provides information regarding outstanding equity awards held by each NEO on December 31, 2008.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
LeRoy Nosbaum	3/7/2000	7,862		$6.75	3/7/2010
	2/12/2001	52,638		$7.00	2/12/2011
	9/26/2003	5,333		$20.10	9/26/2013
	5/28/2004	4,420		$20.64	5/28/2014
	5/3/2005	20,000		$37.40	5/3/2015
	2/15/2006					5,420	(2)	$345,471
	8/7/2006	20,000	10,000	$48.51	8/7/2016
	2/23/2007					7,411	(2)	$472,377
	5/14/2007	13,334	26,666	$67.43	5/14/2017
	2/14/2008					4,216	(2)	$268,728
	5/5/2008		90,000	$95.78	5/5/2018

Steve Helmbrecht	3/8/2004	2,792		$19.20	3/8/2014
	5/28/2004	2,247		$20.64	5/28/2014
	12/6/2004	8,333		$21.18	12/6/2014
	5/3/2005	5,000		$37.40	5/3/2015
	2/15/2006					2,208	(2)	$140,738
	8/7/2006	6,667	6,666	$48.51	8/7/2016
	2/22/2007					2,327	(2)	$148,323
	5/14/2007	6,667	13,333	$67.43	5/14/2017
	2/14/2008					1,459	(2)	$92,997
	5/5/2008		20,000	$95.78	5/5/2018

Malcolm Unsworth	7/1/2004	4,397		$22.74	7/1/2014
	5/3/2005	2,673		$37.40	5/3/2015
	2/15/2006					2,208	(2)	$140,738
	8/7/2006	13,334	6,666	$48.51	8/7/2016
	2/22/2007					2,327	(2)	$148,323
	5/14/2007	6,667	13,333	$67.43	5/14/2017
	2/14/2008					3,136	(2)	$199,889
	5/5/2008		30,000	$95.78	5/5/2018

Philip Mezey	5/3/2005	5,000		$37.40	5/3/2015
	2/15/2006					2,007	(2)	$127,926
	8/7/2006	9,334	6,666	$48.51	8/7/2016
	2/22/2007					2,327	(2)	$148,323
	5/14/2007	6,667	13,333	$67.43	5/14/2017
	2/14/2008					2,235	(2)	$142,459
	5/5/2008		20,000	$95.78	5/5/2018

John Holleran	2/22/2007	6,667	13,333	$62.52	2/22/2017
	5/14/2007	6,667	13,333	$67.43	5/14/2017
	2/14/2008					1,459	(2)	$92,997
	5/5/2008		20,000	$95.78	5/5/2018
	8/26/2008					6,000	(3)	$382,440

(1)

The options that were granted on August 7, 2006 and remain unexercisable as of December 31, 2008 will fully vest on August 7, 2009. One third of the options granted on May 14, 2007 vest on each of May 14, 2008, 2009 and 2010. One third of the options granted on February 22, 2007 vest on each of February 22, 2008, 2009 and 2010. One third of the options granted on May 5, 2008 will vest on each of May 5, 2009, 2010, and 2011.

(2)

Represents restricted stock awards (RSAs) or RSUs granted under the Long-Term Performance Plan for the 2005, 2006 or 2007 performance cycles, as applicable. RSAs granted on February 15, 2006 will vest on February 15, 2009. RSAs granted on February 22, 2007 and February 23, 2007 will vest on February 22, 2010 and February 23, 2010, respectively. RSUs granted on February 14, 2008 will vest on February 14, 2011.

(3)	RSUs granted under the Amended and Restated 2000 Stock Incentive Plan. One third of the RSUs granted August 26, 2008 will vest on each of August 26, 2009, 2010 and 2011.

(4)	Based on the closing price of our common stock on December 31, 2008 ($63.74).

2008 Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2008 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
LeRoy Nosbaum	102,532	8,814,719
Steve Helmbrecht	n/a	n/a
Malcolm Unsworth	2,327	140,434
Philip Mezey	8,333	567,487
John Holleran	n/a	n/a

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

2008 Nonqualified Deferred Compensation Table

The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2008 fiscal year.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
LeRoy Nosbaum	n/a	n/a	n/a		n/a
Steve Helmbrecht	28,171	11,988	(30,620)		78,904
Malcolm Unsworth	177,273	25,971	(106,761)		387,970
Philip Mezey	24,000	12,000	(110,545)		180,142
John Holleran	n/a	n/a	n/a		n/a

(1)	This deferred compensation represents amounts that are reported as compensation earned in 2008 in the Summary Compensation Table.

(2)	These amounts have been included in the Summary Compensation Table in the “All Other Compensation” column.

Executive Deferred Compensation Plan

Our NEOs are eligible to participate in the Company’s Executive Deferred Compensation Plan. Under this plan, participants may defer up to 50% of their base salary and 50% of their annual incentive to a non-qualified account. Participants may also defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that the 401(k) plan can satisfy the nondiscrimination requirements applicable to it. Each year, the Company makes matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year.

Each participant’s account is adjusted for hypothetical investment earnings or losses based on the performance of the “measurement funds” in which the account is deemed to be invested. Participants allocate their accounts among the measurement funds available under the plan and can change their allocation at any time. These measurement funds are the same as the mutual funds offered for investment purposes under the Company’s 401(k) plan (but do not include a Company stock fund). Measurement funds are used solely to determine the amount of the hypothetical investment earnings or losses to be allocated to the participant’s account. The Company is not obligated to invest any assets in these funds.

Accounts are distributed (or commence to be distributed) to participants upon termination of employment with the Company and its affiliates. Distribution will generally be made (or commence to be made) within 90 days after termination. However, distribution will be delayed until six months after termination to the extent necessary to comply with the requirements of Internal Revenue Code Section 409A. In-service distributions are not generally permitted. However, participants may elect to withdraw amounts from their accounts prior to termination to satisfy emergency needs in the event of an unforeseeable emergency (as determined by the plan administrator).

A participant’s account will be distributed in a lump sum, unless the participant elects to have it distributed in substantially equal annual installments over a period of not more than 10 years. This election must be made at the time the participant is first eligible to participate in the plan.

Potential Payments upon Termination

Termination for Cause

Under these circumstances, the executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause and any unvested awards under the Long-Term Performance Plan will be forfeited in the event of termination for cause.

Termination due to Death, Disability, or Retirement

Under these circumstances, the executive or his or her estate is entitled to any accrued and unpaid base salary through the date of termination and any vested stock options would remain exercisable for one year following the termination date, under the terms of the stock incentive plan. For awards under the Long-Term Performance Plan (a) if termination occurs for any reason during a performance period, the award will be forfeited, (b) if termination occurs for any reason during the three-year cliff vesting period of a restricted stock award granted in 2006 for 2005 performance and in 2007 for 2006 performance, the award will be forfeited, and (c) if termination occurs for any reason (other than cause) during the three-year cliff vesting period of a restricted stock unit award granted in 2008 for 2007 performance, the award will vest pro-rata based on the number of full calendar days of employment during the vesting period.

Awards under our annual incentive plan will be forfeited if the executive’s employment is terminated during a performance period, unless the termination is due to retirement. In the case of retirement, the bonus will be prorated based on the number of full calendar days of employment during the year.

Voluntary Termination or Termination without Cause

Under these circumstances, the executive is entitled to any accrued and unpaid base salary through the date of termination and any vested options would remain exercisable for 90 days following termination. For awards under the Long-Term Performance Plan (a) if termination occurs for any reason during a performance period, the award will be forfeited, (b) if termination occurs for any reason during the three-year cliff vesting period of a restricted stock award granted in 2006 for 2005 performance and in 2007 for 2006 performance, the award will be forfeited, and (c) if termination occurs for any reason (other than cause) during the three-year cliff vesting period of a restricted stock unit award granted in 2008 for 2007 performance, the award will vest pro-rata based on the number of full calendar days of employment during the vesting period.

Potential Payments upon Change in Control

Change in Control Agreements

We have entered into change in control agreements with each of our executives to provide that during the one or two year period following a change in control, depending on the executive, the executive will be compensated with:

■

an annual salary at least equal to the annual salary established by the Compensation Committee or the Board for the fiscal year in which the change in control occurs or, if no annual salary has been established prior to the change in control, then the annual salary shall be at least equal to the annual salary for the prior fiscal year;

■

an annual bonus at least equal to the maximum annual bonus established for the executive for the fiscal year in which the change in control occurs or, if no annual bonus has been established prior to the change in control, then the annual bonus shall be at least equal to a specified percentage of the annual base salary;

■

payments at least equal to the Long-Term Performance Plan payout to that executive for the fiscal year in which the change in control occurs (distribution shall be made in shares of the successor company should our stock cease to be publicly traded on or after the change in control);

■

fringe benefits of the type provided by the successor company to similarly situated executives, such as paid vacation, participation in incentive, savings and retirement, and welfare plans, except that if such fringe benefits are of less value than the fringe benefits that the executive was eligible for immediately prior to the change in control, then the executive will be entitled to the fringe benefits provided immediately prior to the change in control or, at the election of the successor company, to cash payments equal to the difference in value; and

■	reimbursement of all reasonable employment expenses incurred in accordance with applicable policies, practices and procedures.

If we terminate an executive, other than for cause, or if an executive terminates employment for good reason during the employment period, or prior to a change in control if the executive can reasonably demonstrate that such termination was at the request of a third party who has taken steps reasonably calculated to effect the change in control, or demonstrates that such termination otherwise arose in connection with or in anticipation of a change in control, then the executive will receive:

■	any unpaid salary due to the executive as of the date of termination;

■	pro-rated annual bonus, based on the maximum bonus established for the fiscal year in which the change in control occurs;

■	any previously deferred compensation and accrued vacation pay;

■

payment or reimbursement of insurance premiums for COBRA continuation coverage for the executive and his or her family for eighteen months after the date of termination (except to the extent the COBRA continuation coverage ceases to be available);

■

lump-sum severance pay equal to, depending on the executive, up to three times the sum of the executive’s annual base salary, maximum bonus, and maximum Long-Term Performance Plan award payments for the fiscal year in which the change in control occurs; and

■

payment or reimbursement of any life insurance premiums for any individual life insurance policy resulting from the conversion of coverage from our group-term life insurance plan for twenty-four months after the date of termination.

If the executive is terminated for cause or if the executive terminates his or her employment other than for good reason, the executive will only be entitled to receive any unpaid salary due to the executive as of the date of termination and any amounts previously deferred by the executive. If the executive terminates because of death or disability, the executive will only be entitled to receive any unpaid salary and pro-rated bonus due to the executive as of the date of termination, any amounts previously deferred by the executive and any accrued vacation pay.

In the event that payments under the change in control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount equal to the excise tax and other related taxes, provided, however, that if reducing the amount of severance payable to the executive by up to five percent would not subject the executive to the excise tax, the amount of severance may be reduced by such amount, not to exceed five percent, as would not subject the executive to the excise tax.

A “change in control” for purposes of this agreement generally consists of any of the following (excluding certain related party transactions):

■	an acquisition of 20 percent or more of our voting securities;

■	the current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;

■	consummation of any merger or consolidation with or into another corporation; or

■	consummation of any sale, lease, exchange, or other transfer of all or substantially all of our outstanding securities or substantially all of our assets.

A termination by us for “cause” generally includes:

■	the executive’s willful injury of us or breach of fiduciary duty to us involving personal profit;

■	conviction of a crime against us or felony;

■	habitual or repeated misuse by the executive of alcohol or controlled substances that materially impairs the executive’s ability to perform his or her duties; or

■	any willful act involving moral turpitude which materially and adversely affects our business, goodwill, or reputation.

A termination for “good reason” by the named executive officer generally includes any of the following actions by us without the executive’s written consent following the change in control:

■	a material reduction in the executive’s authority, duties, responsibilities, or status;

■	failure to compensate the executives based on the provisions set forth in the change in control agreement as stipulated above;

■	changing the executive’s office location so that he or she must commute more than 50 miles from the office where the executive was performing services as of the change in control date; or

■	failing to obtain a satisfactory agreement from any successor company to assume and agree to perform the obligations under the change in control agreement.

Amended and Restated 2000 Stock Incentive Plan Change in Control Provisions

Our 2000 Stock Incentive Plan contains certain provisions relating to corporate transactions. In the event of a corporate transaction that is not a related party transaction, the vesting of options and stock awards will accelerate and become 100% vested and exercisable. In the event of a corporate transaction that is a related party transaction, the vesting of options and stock awards will not accelerate, unless the successor company refuses to assume or substitute the awards. Under the terms of the 2000 Stock Incentive Plan, the following events are defined as corporate transactions:

■	consummation of any merger or consolidation with or into another corporation;

■	consummation of any sale, lease, exchange, or other transfer of all or substantially all of our outstanding securities or substantially all of our assets; or

■	acquisition of a majority or more of our outstanding voting securities.

Long-Term Performance Plan (LTPP) Change in Control Provisions

All outstanding performance awards will be accelerated at the maximum level and immediately paid in fully vested shares of our common stock prior to a change in control. Furthermore, any outstanding unvested restricted stock or restricted stock units issued in connection with a prior performance period will accelerate in full immediately prior to a change in control. The definition of change in control for purposes of restricted stock awards granted under the 2005 LTPP and the 2006 LTPP will be consistent with the definition in the standard change in control agreements that we have in effect at the time of a transaction. The definition of change in control for purposes of restricted stock units granted under the 2007 LTPP and the 2008 LTPP performance periods includes (a) a corporate transaction (other than a related party transaction) as defined in the 2000 Stock Incentive Plan or (b) a change in control as defined in the standard change in control agreements that we have in effect at the time of a transaction, but in any event, the transaction must constitute a change in control event within the meaning of Section 409A of the Internal Revenue Code.

Termination Payment Tables for NEOs

The tables below reflect the estimated amount of incremental compensation payable to each of our NEOs in the event of termination of employment or change in control. The tables do not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us whether or not a termination or change in control event had occurred. The amounts shown assume that such termination or change in control was effective as of December 31, 2008. The actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change in control, as applicable.

LeRoy Nosbaum

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$1,650,000	$1,650,000
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$152,300	$152,300
Severance (4)	$—	$—	$—	$—	$—	$—	$—	$9,316,166
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$13,743
Accelerated Restricted Stock/Pro-rata RSUs (5)	$—	$74,640	$74,640	$74,640	$74,640	$74,640	$1,086,576	$1,086,576
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$186,949	$186,949
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$4,344,940

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)	Represents the difference between the maximum amount payable under the annual incentive program for 2008 and the amount earned based on actual performance in 2008.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2008 ($63.74).

(4)	Represents three times the sum of base salary, maximum bonus and maximum 2008 Long-Term Performance Plan Award.

(5)

Represents the pro-rata vested value of RSUs granted February 14, 2008, based on full months of employment during the three year vesting period and the closing price of our common stock on December 31, 2008 ($63.74). Change-In-Control amounts represent the accelerated value of all outstanding unvested restricted stock and RSU awards based on the closing price of our stock on December 31, 2008 ($63.74).

(6)

Represents the difference between the maximum RSU award payable under the Long-Term Performance Plan for the 2008 performance cycle and the RSU award actually earned, valued based on the closing price of our common stock on December 31, 2008 ($63.74).

(7)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Steve Helmbrecht

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$600,000	$600,000
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$101,523	$101,523
Severance (4)	$—	$—	$—	$—	$—	$—	$—	$3,688,392
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$19,649
Accelerated Restricted Stock/Pro-rata RSUs (5)	$—	$25,815	$25,815	$25,815	$25,815	$25,815	$382,058	$382,058
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$68,074	$68,074
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$1,652,658

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)	Represents the difference between the maximum amount payable under the annual incentive program for 2008 and the amount earned based on actual performance in 2008.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2008 ($63.74).

(4)	Represents three times the sum of base salary, maximum bonus and maximum 2008 Long-Term Performance Plan Award.

(5)

Represents the pro-rata vested value of RSUs granted February 14, 2008, based on full months of employment during the three year vesting period and the closing price of our common stock on December 31, 2008 ($63.74). Change-In-Control amounts represent the accelerated value of all outstanding unvested restricted stock and RSU awards based on the closing price of our stock on December 31, 2008 ($63.74).

(6)

Represents the difference between the maximum RSU award payable under the Long-Term Performance Plan for the 2008 performance cycle and the RSU award actually earned, valued based on the closing price of our common stock on December 31, 2008 ($63.74).

(7)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Malcolm Unsworth

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$918,340	$918,340
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$101,523	$101,523
Severance (4)	$—	$—	$—	$—	$—	$—	$—	$5,355,257
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$12,593
Accelerated Restricted Stock/Pro-rata RSUs (5)	$—	$55,518	$55,518	$55,518	$55,518	$55,518	$488,950	$488,950
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$109,952	$109,952
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$2,529,608

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)	Represents the difference between the maximum amount payable under the annual incentive program for 2008 and the amount earned based on actual performance in 2008.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2008 ($63.74).

(4)	Represents three times the sum of base salary, maximum bonus and maximum 2008 Long-Term Performance Plan Award.

(5)

Represents the pro-rata vested value of RSUs granted February 14, 2008, based on full months of employment during the three year vesting period and the closing price of our common stock on December 31, 2008 ($63.74). Change-In-Control amounts represent the accelerated value of all outstanding unvested restricted stock and RSU awards based on the closing price of our stock on December 31, 2008 ($63.74).

(6)

Represents the difference between the maximum RSU award payable under the Long-Term Performance Plan for the 2008 performance cycle and the RSU award actually earned, valued based on the closing price of our common stock on December 31, 2008 ($63.74).

(7)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Philip Mezey

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$600,000	$600,000
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$101,523	$101,523
Severance (4)	$—	$—	$—	$—	$—	$—	$—	$3,688,392
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$19,649
Accelerated Restricted Stock/Pro-rata RSUs (5)	$—	$39,583	$39,583	$39,583	$39,583	$39,583	$418,708	$418,708
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$75,914	$75,914
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$1,859,574

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)	Represents the difference between the maximum amount payable under the annual incentive program for 2008 and the amount earned based on actual performance in 2008.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2008 ($63.74).

(4)	Represents three times the sum of base salary, maximum bonus and maximum 2008 Long-Term Performance Plan Award.

(5)

Represents the pro-rata vested value of RSUs granted February 14, 2008, based on full months of employment during the three year vesting period and the closing price of our common stock on December 31, 2008 ($63.74). Change-In-Control amounts represent the accelerated value of all outstanding unvested restricted stock and RSU awards based on the closing price of our stock on December 31, 2008 ($63.74).

(6)

Represents the difference between the maximum RSU award payable under the Long-Term Performance Plan for the 2008 performance cycle and the RSU award actually earned, valued based on the closing price of our common stock on December 31, 2008 ($63.74).

(7)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

John Holleran

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$525,000	$525,000
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$16,266	$16,266
Severance (4)	$—	$—	$—	$—	$—	$—	$—	$3,227,343
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$13,743
Accelerated Restricted Stock/Pro-rata RSUs (5)	$—	$25,815	$25,815	$25,815	$25,815	$25,815	$475,437	$475,437
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$59,469	$59,469
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$1,927,033

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)	Represents the difference between the maximum amount payable under the annual incentive program for 2008 and the amount earned based on actual performance in 2008.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2008 ($63.74).

(4)	Represents three times the sum of base salary, maximum bonus and maximum 2008 Long-Term Performance Plan Award.

(5)

Represents the pro-rata vested value of RSUs granted February 14, 2008, based on full months of employment during the three year vesting period and the closing price of our common stock on December 31, 2008 ($63.74). Change-In-Control amounts represent the accelerated value of all outstanding unvested restricted stock and RSU awards based on the closing price of our stock on December 31, 2008 ($63.74).

(6)

Represents the difference between the maximum RSU award payable under the Long-Term Performance Plan for the 2008 performance cycle and the RSU award actually earned, valued based on the closing price of our common stock on December 31, 2008 ($63.74).

(7)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

2008 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 4200(a)(15) of the NASDAQ rules and acts under a written charter developed by the Committee. Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of our Board of Directors.

In connection with the December 31, 2008 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)

The Audit/Finance Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended, and SEC Regulation S-X, Rule 2-07.

(3)

The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence, and discussed with the auditors the auditors’ independence.

(4)

Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2008.

Audit/Finance Committee

Graham Wilson, Chairman

Sharon Nelson

Jon Eliassen

Thomas Glanville

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES

For the years ended December 31, 2007 and December 31, 2008, professional services were performed by Ernst & Young LLP and their respective affiliates (collectively, Ernst & Young LLP). The aggregate fees billed by Ernst & Young LLP for the years ended December 31, 2007 and 2008 were as follows:

Services Rendered	2007	2008
Audit Fees (1)	$4,802,761	$6,623,713
Audit-Related Fees (2)	122,500	114,950

Total Audit and Audit-Related Fees	4,925,261	6,738,663
Tax Fees (3)	208,041	97,106
Other Fees (4)	—	—
Total Fees	$5,133,302	$6,835,769

(1)

Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2007 and 2008, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, services include procedures regarding registration statements, statutory audits required internationally, and accounting consultations on matters related to the annual audits or interim reviews.

(2)	Audit-related services primarily include fees for acquisition due diligence services performed during the years ended December 31, 2007 and 2008.

(3)

Tax services include fees for consultation and assistance with tax preparation and compliance during the years ended December 31, 2007 and 2008. No other tax services were performed by Ernst & Young LLP.

(4)	The Company typically does not engage Ernst & Young LLP for other fees or services.

The Audit/Finance Committee has considered and concluded that the non-audit services provided to the Company by Ernst & Young LLP are compatible with maintaining the auditors’ independence.

The Audit/Finance Committee has adopted polices and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided, and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2007 and 2008, all services were pre-approved by the Audit/Finance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of February 27, 2009 by:

■	each of our directors;

■	each of our executive officers for whom compensation is reported in this proxy statement;

■	all of our directors and executive officers as a group; and

■	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 36,776,197 shares of our common stock outstanding as of February 27, 2009. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
LeRoy D. Nosbaum (1)	202,813	*
Malcolm Unsworth (2)	43,107	*
Philip C. Mezey (3)	38,911	*
Steven M. Helmbrecht (4)	50,895	*
John Holleran (5)	31,697	*
Michael B. Bracy (6)	46,532	*
Kirby Dyess (7)	7,318	*
Jon E. Eliassen (8)	10,217	*
Charles H. Gaylord, Jr. (7)	6,416	*
Thomas S. Glanville (9)	43,245	*
Sharon L. Nelson (8)	7,987	*
Gary Pruitt (10)	5,482	*
Graham M. Wilson (11)	24,656	*
All directors and executive officers as a group (15 persons) (12)	578,086	1.56%

Greater-Than-5% Shareholders:
BlackRock, Inc. (13) 40 East 52nd Street New York, NY 10022	3,093,306	8.97%

T. Rowe Price Associates, Inc. (14) 100 East Pratt Street Baltimore, MD 21202	1,804,900	5.20%

FMR LLC (15) 82 Devonshire St. Boston, MA 02109	1,733,524	5.02%

*	Less than 1%.

(1)

Includes 123,587 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $26.19 per share. Also includes 1,736 shares of common stock held for Mr. Nosbaum’s individual account under our 401(k) employee savings plan.

(2)	Includes 27,071 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $47.89 per share.

(3)	Includes 21,001 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $51.87 per share.

(4)	Includes 31,706 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $39.00 per share.

(5)	Includes 20,001 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $64.16 per share.

(6)	Includes 20,500 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $24.67 per share.

(7)	Includes 4,334 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $76.75 per share.

(8)	Includes 3,500 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $54.13 per share.

(9)	Includes 22,000 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $23.91 per share.

(10)	Includes 4,334 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $65.07 per share.

(11)	Includes 19,250 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $25.31 per share.

(12)

Includes 333,871 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days. Also includes 1,736 shares of common stock held for such executive officers’ individual accounts under our 401(k) employee savings plan.

(13)

Information is based on Amendment No. 4 to a Schedule 13G filed with the SEC on February 10, 2009 by BlackRock, Inc on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Investment Management, LLC, BlackRock (Channel Islands) Ltd., BlackRock Asset Management UK Limited, and BlackRock Investment Management UK Ltd. The Schedule indicates that BlackRock, Inc. has shared voting power and shared dispositive power over all of these shares.

(14)

Information is based on a Schedule 13G filed with the SEC on February 10, 2009. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Of these, Price Associates has sole voting power over 422,000 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of all these securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(15)

Information is based on Amendment No. 3 to a Schedule 13G filed with the SEC on February 17, 2009 by FMR LLC and Edward C. Johnson 3d. The Schedule indicates that sole dispositive power over all these shares is held by the following entities in the respective amounts listed: Fidelity Management & Research Company (“Fidelity”), 1,465,040 shares; Pyramis Global Advisors, LLC, 26,782 shares; Pyramis Global Advisors Trust Company, 241,102 shares; and Fidelity International Limited, 600 shares. Additionally, the schedule reports sole voting power over 239,084 shares, including through the following entities in the respect amounts listed: Pyramis Global Advisors, LLC, 26,782 shares; Pyramis Global Advisors Trust Company, 211,702 shares; Fidelity International Limited, 600 shares. The amount of shares beneficially owned by Fidelity includes 50,724 shares with respect to which it has a right to acquire beneficial ownership upon conversion of $3,305,000 principal amount of Itron’s 2.5% Convertible Senior Subordinated Notes due 2026.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our officers, directors, and greater-than-10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms we have received and written representations received from certain reporting persons, we believe that, during 2008 all of our executive officers, directors, and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them, with the exception of one director, Kirby Dyess, who inadvertently filed one day late a Form 4 Statement of Change in Beneficial Ownership regarding one transaction.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at the office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2008 Annual Report to Shareholders, which includes our financial statements for the year ended December 31, 2008 on Form 10-K, accompanies this proxy statement. In addition, you may view the Annual Report and this proxy statement on the following websites: http://bnymellon.mobular.net/bnymellon/itri or http://bnymellon.mobular.net/bnymellon/itri_beneficial.

SHAREHOLDER PROPOSALS FOR 2010

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2010 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2010 annual meeting must give us written notice of the proposal not later than November 22, 2009 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders who wish to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our Amended and Restated Bylaws. Our Bylaws provide that the notice of proposals to be considered at our annual meeting must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). Shareholders who intend to present proposals at the 2010 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 4, 2010 and no sooner than January 5, 2010, assuming the annual meeting is held on May 5, 2010. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2010 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our Bylaws.

Shareholder proposals should be directed to the attention of our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019-9469.

OTHER INFORMATION

We will make available, free of charge, copies of our filings with the SEC and our corporate governance documents, including the charters of our three Board committees, upon the request of shareholders. The documents are also available for downloading or printing by going to our website at www.itron.com, and selecting Investors” and then “Corporate Governance.” Shareholders must submit a request for printed copies by e-mail through our website at www.itron.com, by selecting “Investors” and “Contact Investor Relations” or by mail to the following address:

Itron, Inc. – Attention: Investor Relations

2111 N. Molter Road

Liberty Lake, Washington 99019-9469

Driving Directions to Itron Annual Meeting of Shareholders:

From the West: Take Interstate 90 East to Liberty Lake Exit (No. 296). Exit the Interstate and stay straight to go onto East Appleway Avenue. Proceed one mile and turn right onto North Molter Road. Turn right into Itron driveway at 2111 North Molter Road.

From the East: Take Interstate 90 West to Liberty Lake, Washington Exit (No. 296). Exit the Interstate and at stop sign, turn left onto North Harvard Rd. Proceed to stoplight and turn left onto East Appleway Avenue. Proceed one mile and turn right onto North Molter Road. Turn right into Itron driveway at 2111 North Molter Road.

For questions, call 509-924-9900.

100947CP-01

ITRON, IN C.

This Proxy is solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 5, 2009

The undersigned hereby appoint(s) LeRoy D. Nosbaum and John W. Holle ran and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, In c. held of record by the undersigned on February 27, 2009, at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc. , 2111 N. Molter Road,—in the Atrium, Liberty Lake, Washington 99019, at 8:00 a. m ., local time, on Tuesday, May 5, 2009, wit h authority to vote upon the matters listed below and wit h discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIG NED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WIL L BE VOTED FOR THE ELECTIO N OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY ME LLON SHAREOWNER SERVICES P.O . BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your ITRON, INC. account online.

Access your Itron, Inc. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Itron, Inc., now makes it easy and convenient to get current in formation on your shareholder account.

• View account status

• View certificate history

• View book-entry in formation

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http:/ www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements , tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-b y-step instructions will prompt you through enrollment.

44383

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” AND “FOR” THE ADOPTION OF PROPOSAL 2.

Please your vote as indicate in this example

FOR AGAINST ABSTAIN

2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

FOR AGAINST ABSTAIN

1. ELECTION OF DIRECTORS.

Nominees:

1.1 Michael B. Bracy

1.2 Kirby A. Dyess

1.3 Graham M. Wilson

I plan to attend the Annual Meeting.

YES

IMPORTANT—PLEASE DATE AND SIGN BELOW

Mark Here for Address Change SEE REVERSE or Comments

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full tit le as such.

FOLD AND DETACH HERE

WE ENCOURAGE BOTH YOU ARE TO AVAILABLE TAKE ADVANTAGE 24 HOURS OFAIN DAY, TERNET 7 DAYS ORA TELEPHONE WEEK. VOTING,

Internet and telephone voting is available through 11:59 PM Eastern Time on May 4, 2009.

ITRON, IN C.

INTERNET http://www.proxyvoting.com/itri

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Avail ability of Proxy Materials for the Shareholder Meeting to be Held on May 5, 2009.

The proxy statement and the annual report to security holders are avail able at http://bnymellon.mobular.net/bnymellon/itri

44383

PROXY,

Itron, Inc.

ANNUAL MEETING MAY 5, 2009

Fidelity Management Trust Company (“Fidelity”), as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by Fidelity as holder of record. Fidelity will vote your securities in accordance with your wishes if you execute this form and return it promptly in the en-closed business reply envelope, or provide directions via the telephone or internet, as described elsewhere in this form. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting. For this meeting, to the extent of its authority to vote securities in the absence of participant instructions, un-less otherwise required by law, Fidelity will not vote any allocated shares with respect to which Fidelity does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please pro-vide your vote directions by April 30, 2009.

Fidelity Management Trust Company

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

Address Change/Comments

(Mark the corresponding box on the reverse side)

44512

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEES” AND “FOR” THE ADOPTION OF PROPOSAL 2.

Please mark your votes as in this example X

1. ELECTION OF DIRECTORS.

2. Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2009.

For Against Abstain

Nominees:

1.1 Michael B . Bracy

1.2 Kirby A. Dyess

1.3 Graham M. Wilson

I plan to attend the Annual Meeting. Yes

IMPORTANT – PLEASE DATE AND SIGN BELOW

Mark Here for Address Change of Comments

SEE REVERSE

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE BOTH YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 4, 2009.

Itron, Inc.

INTERNET http://www.proxyvoting.com/infs

Use Have the your Internet proxy card to in vote hand your when proxy you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote by Internet or by telephone, it is NOT necessary to mail back your voting form/proxy.

Your Internet or telephone vote authorizes Fidelity to vote your shares in the same manner as if you marked, signed and returned the enclosed voting form.

To vote by mail, mark, sign and date this form and return it in the enclosed postage-paid envelope before April 30, 2009.

You can vie w the Annual Report and Proxy Statement on the internet at:

http://bnymellon.mobular.net/bnymellon/itri

44512